Exhibit (a)(1)(l)

Confidential

Offer to Exchange Program Stock Administration March 2004 palmOne, Inc.

March 2004 Confidential

palmOne, Inc.

Purpose Program details Timeline Examples Next steps Q&A

Overview

March 2004 Confidential

palmOne, Inc.

Overall compensation philosophy is performance based Stock option portion is an important long- term component of our compensation strategy We look for your commitment to build value…and we want to provide you with an opportunity to participate in the value you help create

What is the purpose?

Many of the currently unexercised stock options held by our employees are “underwater”

March 2004 Confidential

palmOne, Inc.

decide whether to participate!

You All current palmOne employees except members of our Board of Directors and executive officers (16B)

All unexercised stock options with exercise price of $20 or more If you elect to participate in the Offer to Exchange program, any grants made within the past six months (since August 31, 2003) must also be exchanged to avoid potential adverse accounting consequences for palmOne

Program details: Eligibility Eligible employees: Eligible options: Required options:

It’s voluntary:

March 2004 Confidential

palmOne, Inc.

March 29, 2004 original options are cancelled (~October 1, 2004) months anniversary, monthly thereafter over 6 months

Election period: March 1, 2004 – Exchanged options cancellation date: March 30, 2004 No earlier than the first business day at least 6 months and 1 day from the date No later than October 29, 2004 One year vesting if your cancelled options were >= 75% vested: 50% on 6 Two years vesting if your cancelled options were < 75% vested: 25% on 6 months anniversary, monthly thereafter over 18 months Subject to continued palmOne employment

New options will be granted on a date to be determined but For every 3 options you elect to exchange, you will eligible to receive 2 new options with a strike price equal to the PLMO closing price on the new option grant date No vesting during cancellation period (for cancelled options) Vesting of new option grant(s) (commencing on new option grant date):

Program details: Key terms Some terms may differ for employees outside the U.S.

March 2004 Confidential

palmOne, Inc.

Tax and legal consequences of the offer may differ for employees outside the U.S. Check with you tax advisor before deciding to participate

In general, terms of the offer are the same for employees outside the U.S. as those in the U.S., with some country specific exceptions Please carefully review important country specific disclosures in Schedules C to R of the Offer to Exchange document

Program details: Terms for Employees outside the U.S.

March 2004 Confidential

palmOne, Inc.

All eligible stock options are cancelled Any required stock options are cancelled Selected eligible options are cancelled Any required stock options are cancelled No change to unexercised options

Exchange ALL eligible options Exchange SOME eligible options Exchange NONE

Your choices

March 2004 Confidential

palmOne, Inc.

• the than original options date date

• 3 earlier date new impossible the no the grant every the options are on date, from of for option and price grant day 1 new remainder options option and from volatile, the Non-Qualified NASDAQ new new on all be U.S. months option the 2 on 6 new vesting are can outside closing starts least on judgment the receive at options prices employees granted you options day months your for be exchanged vesting 18 new stock apply will are new cancelled to use may ratio: and “cliff” 6 … … price schedule*: on business are type: restrictions considerations options Vesting first months vesting the options 6 Additional predict Different

• Strike new Exchange cancelled Vesting Options Remember to

• Key

March 2004 Confidential

palmOne, Inc.

Timeline

New options vesting “cliff” ends 6 months after new option grant date

6 months

New option grant(s) made to in Offer to Exchange participants; vesting begins Between October 1 and October 29, 2004

At least 6 months + 1 day No more than 7 months + 1 day

21 business days March 29, 2004 March 30, 2004 palmOne announce Offer to Exchange program March 1, 2004 Deadline for participation in program: Exchanged options cancellation date:

March 2004 Confidential

palmOne, Inc.

334 55 52% 167 27

% Vested 100%

1,000 Months 521 Months

Shares Vested 6 30-Mar-04 for

1,000 1,000

Shares Thereafter for 18 Unexercised Shares Vesting on 1st Cliff Shares Vesting on 1st Cliff 667 667 Monthly Shares Granted 1,000 1,000 Vesting Shares Vesting Monthly Thereafter

Exercise (Strike) Price $73.10 (market close) $41.71 (market close) Shares

Grant Date 6-Aug-01 1-Oct-04 1-Apr-05 1-Oct-05 1-Mar-02 1-Oct-04 1-Apr-05 1-Oct-06 Until Until Vesting Vesting

Examples Assumes October 1, 2004 new option grant date Grant Example 1 Original Option Grant New Option Grant 1st Vesting Date (50%) Monthly Example 2 Original Option Grant New Option Grant 1st Vesting Date (25%) Monthly Notes:

New option grant date on a date to be determined, but no earlier than the first business day at least 6 months and 1 day post cancellation date, and no later than the first business day at least 7 months and a day post cancellation date Some terms may differ for employees outside the U.S. Shares actually vested may differ based on rounding

palmOne, Inc. Confidential March 2004 11

# Corporate events that have impacted your unexercised stock options

**(former Palm SG Employees only)**

- **Palm reverse stock split**
  - Date: October 15, 2002
  - Options: all outstanding options just before reverse split
  - Impact: number of options divided by 20, strike price multiplied by 20
- **PalmSource spin-off**
  - Date: October 28, 2003
  - Options: all outstanding options just before spin-off
  - Impact: number of options divided by 0.6975, strike price multiplied by 0.6975

| Option Grant pre Reverse Split | | | Impact of Reverse Split | | Impact of PSRC Spin-off |
|---|---|---|---|---|---|
| Number of shares | 1,000 | < --- / 20 ---> | 50 | < --- / 0.6975 ---> | 72 |
| Strike Price | $38.00 | < --- x 20 ---> | $760.00 | < --- x 0.6975 ---> | $530.10 |

March 2004 Confidential

palmOne, Inc.

by 0.09 90 divided Impact of Acquisition $24.56 by 0.09, strike price < —- x 0.09 —-> < —- / 0.09 —-> only) 1,000 $2.21 multiplied Option Grant pre Acquisition

Date: October 29, 2003 Options: all outstanding options just before acquisition Impact: number of options Number of shares Strike Price

Corporate events that have impacted your unexercised stock options (former Handspring Employees Handspring acquisition

March 2004 Confidential

palmOne, Inc.

Review Election Form and eligible option grants Ask any clarifying question to Stock Administration NO EXCEPTIONS! Read Offer to Exchange documents

You should receive an individualized Election Form by mail detailing your eligible stock options Deliver (by hand or fax ONLY) completed and signed Election Form to Stock Administration, by 5:00 pm Pacific Time on March 29, 2004 You may withdraw participation up until 5:00 pm Pacific Time on March 29, 2004 The deadline is real!

Next Steps

March 2004 Confidential

palmOne, Inc.

For any questions about the Offer to Exchange program, please contact: Stock Administration E: Stock.Admin@palmOne.com P: (408) 503-3050 F: (408) 503-7120 (primary) F: (408) 503-2350 (alternate)

Confidential

Questions and Answers palmOne, Inc.

March 2004 Confidential

palmOne, Inc.

You should rely on the information contained or by has not Legal Disclaimer in the offer to exchange documents. These documents can be downloaded from palmOne Central’s Stock Admin website. Printed copies can be obtained from Stock Administration by email at Stock.Admin@palmOne.com phone at (408) 503-3050. palmOne authorized anyone to provide you with different information.